December __, 2010

FlatWorld Acquisition Corp.

Palm Grove House, Palm Grove Park

Road Town, Tortola, VG1110, British Virgin Islands

Rodman & Renshaw LLC

1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Re:           Initial Public Offering

Gentlemen:

This letter agreement (the “Agreement”) by the undersigned shareholder of FlatWorld Acquisition Corp. (“Company”) is made in consideration of Rodman & Renshaw LLC (“Rodman”) pursuing an underwritten initial public offering of the securities of the Company (“IPO”).

The undersigned hereby agrees as follows (certain capitalized terms used herein are defined in Paragraph 11 hereof):

1.

Solely in the event the Company solicits its shareholders for approval of a Business Transaction, the undersigned will vote all of its Ordinary Shares, including the Insider Shares and any IPO Shares acquired in connection with or following the IPO, in favor of such Business Transaction.

2.

In the event that the Company fails to consummate a Business Transaction prior to the occurrence of the Termination Event, the undersigned will take all reasonable actions within his power to further the automatic redemption of IPO Shares pursuant to the Company’s amended and restated memorandum and articles of association, pro rata, at a redemption price equal to the amount held in the Trust Account, less taxes and any interest earned on the proceeds placed in the Trust Account that were used for working capital purposes.  The undersigned hereby waives (A) any and all right, title, interest or claim of any kind (“Claim”) in or to any funds in, or distributions from, the Trust Account and (B) in connection with any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, the right to seek recourse against the Trust Account for any reason whatsoever; provided, however, the undersigned shall be entitled to liquidation distributions if no Business Transaction is consummated in connection with any IPO Shares owned by the undersigned.

3.

To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 300,000 Units (as described in the Prospectus), the undersigned agrees that it shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned determined by multiplying 75,000 by a fraction: (i) the numerator of which is 300,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 300,000. The undersigned further agrees that to the extent that (a) the size of the Offering is increased or decreased and (b) an adjustment to the number of Insider Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then (i) the references to 300,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15.0% of the number of Ordinary Shares included in the Units issued in the Offering and (ii) the reference to 75,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the undersigned would have to return to the Company in order to hold 20.0% of the Company’s issued and outstanding Ordinary Shares after the Offering (assuming the Underwriters do not exercise their over-allotment option).

4.

The undersigned hereby waives the following rights: (i) (a) in connection with the submission of a Business Transaction to a vote of the Company’s shareholders and (b) in connection with a tender offer presented to the Company’s shareholders in connection with a Business Transaction, the right to redeem or seek to redeem, tender or seek to tender, or to seek appraisal rights with respect to, all as applicable, any Ordinary Shares of the Company then owned by the undersigned, directly or indirectly and (ii) in connection with the redemption of the IPO Shares in the event the Company does not consummate a Business Transaction prior to the  Termination Event, or in connection with a voluntary redemption by the Company, the right to  redeem or seek to redeem any Insider Shares owned by the undersigned.  For purposes of clarity, and in accordance with Paragraph 4 clause (ii) herein, nothing contained herein shall prevent the undersigned from redeeming any IPO Shares in connection with the Termination Event or any voluntary redemption by the Company.  If the undersigned contemplates a transfer of any Insider Shares to a “permitted transferee” (as such term is described in the governing documents of FWAC Holdings Limited), such transfer shall not be deemed valid or given effect until the permitted transferee agrees to the waiver (in its entirety) as set forth in this Paragraph 4 and the transfer restrictions set forth in Paragraph 5.

5.

(a)  With respect to the Insider Shares, the undersigned shall not, except as described in the Prospectus and Paragraph 3 hereof (the “Share Lockup Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), until: (A) with respect to 50% of such shares, one year after the completion of the Company’s Business Transaction (or earlier if, subsequent to the Business Transaction, the last sales price of the Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Transaction), (B) with respect to 25% of such shares, if the last sales price of the Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within any 30-trading day period following our initial Business Transaction, the later of the date the foregoing condition is met or one year after the completion of the Company’s Business Transaction (or earlier if, subsequent to the Business Transaction, the last sales price of the Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Transaction) and (C) with respect to 25% of such shares, if the last sales price of the Ordinary Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within any 30-trading day period following the Business Transaction, the later of the date the foregoing condition is met or one year after the completion of the Company’s Business Transaction (or earlier if, subsequent to the  Business Transaction, the last sales price of the Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Transaction).  All of the Insider Shares will be released from such restrictions, if, following consummation of a Business Transaction, the Company engages in a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engages in any other similar business transaction.

(b)  Until 30 days after the completion of the Company’s Business Transaction (“Warrant Lockup Period”), the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Insider Warrants and the Ordinary Shares underlying the Insider Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Warrants and the Ordinary Shares underlying the Insider Warrants, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

          (c)  Further, the undersigned agrees that after the Share Lockup Period or the Warrant Lockup Period, as applicable, has elapsed, the Insider Shares and the Insider Warrants and the Ordinary Shares underlying such Insider Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

(d)  The undersigned and the Company understand and agree that the transfer restrictions set forth in this paragraph 5 shall be in addition to any and all transfer restrictions relating to (i) the Insider Shares set forth in that certain Subscription Agreement, effective as of July 9, 2010 and amended on October 8, 2010 and November 9, 2010 and (ii) the Insider Warrants set forth in that certain Warrants Subscription Agreement, effective as of July 9, 2010 and amended on October 8, 2010, November 9, 2010 and December 6, 2010, each by and between the Company and the undersigned.

(e)  The undersigned shall retain all of its rights as a shareholder during the Share Lockup Period including, without limitation, the right to vote such shares.

(f)  During the Share Lockup Period and Warrant Lockup Period, all dividends payable in cash with respect to such securities shall be paid to the undersigned, but all dividends payable in Ordinary Shares or other non-cash property shall become subject to the applicable lockup period as described herein and shall be released from such lockup, pro rata (e.g. 50%, 25%, 25% in the case of the Share Lockup Period), in accordance with the provisions of Paragraphs 5(a) and 5(b), as applicable.

(g)  The Share Lockup Period shall terminate immediately following the liquidation of the Trust Account following a Termination Event and the distribution of funds to the holders of the IPO Shares.  For the purposes of clarity, the Insider Warrants shall expire worthless.

6.

This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

7.

The undersigned has full right and power, without violating any agreement to which it is bound to enter into this Agreement.

8.

This Agreement, including any agreement referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

10.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or facsimile or electronic transmission.

11.

As used herein: (a) “Affiliate” or “Affiliates” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, as trustee or executor, or otherwise, (b) “Business Transaction” means an initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business transaction with one or more operating businesses or assets, (c) “Insiders” mean all officers, directors and shareholders of the Company immediately prior to the IPO; (d) “Insider Shares” means all Ordinary Shares issued by the Company prior to the IPO; (e) “Insider Warrants” means the warrants being sold privately by the Company to the sponsor, (f) “IPO Shares” mean all Ordinary Shares issued in the IPO; (g) “Ordinary Shares” mean the ordinary shares, no par value, of the Company, (h) “Person” means any individual or entity, including, but not limited to, all corporations, partnerships and limited liability companies, (i) “Registration Statement” means that certain registration statement of the Company on Form F-1, as amended, relating to the IPO, (j) “Termination Event” means any failure by the Company to consummate a Business Transaction within 21 months from the effective date of its Registration Statement, and (k) “Trust Account” means that certain trust account in which the proceeds of the IPO are deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the Registration Statement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.